SUB-ITEM 77Q3

AIM UTILITIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 9/30/2008
FILE NUMBER 811-3826
SERIES NO.: 9


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 2,076
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        $ 257
       Class C                                                        $ 143
       Investor Class                                                 $ 911
       Institutional Class                                            $ 210

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.1788
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.1113
       Class C                                                       0.1122
       Investor Class                                                0.1804
       Institutional Class                                           0.2168

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       10,995
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        2,062
       Class C                                                        1,200
       Investor Class                                                 4,889
       Institutional Class                                              905

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $15.07
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $15.12
       Class C                                                       $15.24
       Investor Class                                                $15.19
       Institutional Class                                           $15.06